UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2005

Wilsons The Leather Experts Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N.
Brooklyn Park, Minnesota (Address of principal executive offices)	55428 (Zip Code)

Registrant’s telephone number, including area code (763) 391-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Press Release
Reconciliation Table of Non-GAAP Numbers

Item 2.02. Results of Operations and Financial Condition.

     On March 1, 2005, Wilsons The Leather Experts Inc. (the “Company”) issued the Press Release containing its preliminary, unaudited financial results for the fourth quarter and year ended January 29, 2005, that is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     The Press Release contains information concerning the Company’s operating income or loss, net income or loss and basic and diluted income or loss per share before restructuring charges, which is not calculated in accordance with U. S. generally accepted accounting principles (“GAAP”). A reconciliation of these non-GAAP financial measures is contained in the Press Release filed herewith. In addition, other non-GAAP financial measures, which exclude amounts related to restructuring charges, will also be mentioned in the Company’s earnings conference call to be held on March 1, 2005. A reconciliation of these non-GAAP financial measures to GAAP numbers is included in Exhibit 99.2 furnished herewith. The Company believes that the presentation of operating income or loss, net income or loss and basic and diluted income or loss per share before the restructuring charges and other non-GAAP numbers calculated before the restructuring charges provides a useful analysis of its ongoing operating trends and helps investors compare operating performance period to period. The Company uses the non-GAAP financial measures for certain of its performance based incentives.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	The Press Release of the Company dated March 1, 2005, containing its preliminary, unaudited financial results for the fourth quarter and year ended January 29, 2005.

99.2	Reconciliation Table of non-GAAP numbers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.

Date: March 1, 2005	By	/s/ Peter G. Michielutti

Peter G. Michielutti Executive Vice President, Chief Financial Officer and Chief Operating Officer

Index to Exhibits

Exhibit
No.	Description	Method of Filing
99.1	The Press Release of the Company dated March 1, 2005, containing its preliminary, unaudited financial results for the fourth quarter and year ended January 29, 2005.	Electronic Transmission

99.2	Reconciliation Table of non-GAAP numbers.	Electronic Transmission